UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 18, 2010

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 18, 2010, Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger”), Speed Acquisition Vehicle, Inc., a Delaware corporation and a wholly-owned subsidiary of Hanger (“Merger Sub”), ComVest ACPC Holdings, LLC (“ComVest”), and John B. Beach (collectively with ComVest, the “Voting Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Accelerated Care Plus Corporation, a Delaware corporation (“Accelerated Care”), pursuant to which Hanger agreed, subject to the terms and conditions set forth in the Merger Agreement, to acquire all of the issued and outstanding securities of Accelerated Care for a total cash consideration of approximately $155 million (the “Merger”). Upon completion of the Merger, Merger Sub will merge with and into Accelerated Care, with Accelerated Care being the surviving corporation (the “Surviving Corporation”), and Accelerated Care will become a wholly-owned subsidiary of Hanger.

The Merger Agreement includes customary representations, warranties and covenants of Accelerated Care, the Voting Stockholders, Hanger and Merger Sub.  Approximately $11.6 million of the merger consideration will be held in escrow for a period of 18 months (the “Escrow”) to satisfy potential claims made by Hanger and Surviving Corporation pursuant to the Merger Agreement.  The closing of the Merger is subject to Hanger securing financing and other customary closing conditions and is expected to occur before the end of 2010.  The Merger Agreement contains termination rights, including provisions that provide each party with the right to terminate the Merger Agreement if the Merger has not closed on or prior to December 31, 2010.  In the event of termination by Hanger or Accelerated Care under limited, enumerated circumstances including a material breach by the non-terminating party or a failure of Hanger to secure financing, the non-terminating party shall pay to the terminating party a termination fee of $1.5 million as the terminating party’s sole and exclusive remedy for such termination.

In connection with the Merger, certain principals of Accelerated Care entered into separate Securities Purchase and Lock-Up Agreements (the “Securities Purchase Agreements”) pursuant to which they agreed to buy, and Hanger agreed to sell, 488,111 shares of Hanger common stock immediately upon the closing of the Merger for a cash amount of $15.07 per share (the “Common Stock Sale”).  The offer and sale of the common stock to the principals of Accelerated Care will be in reliance on the exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended.

Hanger has also entered into a commitment letter with a group of financial institutions to, among other things, provide funding for the Merger.  Such commitment letter contemplates revolving and term credit facilities, the proceeds of which we would use to finance such acquisition, to refinance Hanger’s existing revolving and term credit facilities and for other general corporate purposes.  The commitment letter also provides that the credit agreement will provide for initial revolving commitments in an amount of up to $100 million, initial term loan commitments in an amount of up to $325 million and incremental term loan commitments, subject to the satisfaction of certain conditions, including obtaining the consent of the lenders participating in the increase, in an aggregate principal amount of up to $150 million.  Closing the new credit agreement pursuant to the commitment letter is subject to the negotiation of definitive documentation.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to one Securities Purchase Agreement and the accompanying schedule of substantially identical Securities Purchase Agreements omitted pursuant to Instruction 2 to Item 601 of Regulation S-K, a copy of which is filed as 10.1 and is incorporated herein by reference.  There are representations and warranties contained in the Merger Agreement and Securities Purchase Agreements which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and Securities Purchase Agreements, respectively, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 2.02               Results of Operations and Financial Condition

On October 18, 2010, Hanger issued a press release announcing certain of the financial results for its fiscal quarter ended September 30, 2010. A copy of the Registrant’s press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 3.02               Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Common Stock Sale is incorporated by reference herein

Item 7.01. Regulation FD Disclosure

On October 18, 2010, Hanger issued a press release announcing the Merger, which is furnished as Exhibit 99.2 and incorporated by referenced herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(2.1)	Agreement and Plan of Merger, dated October 18, 2010, by and among Hanger Orthopedic Group, Inc., Speed Acquisition Vehicle, Inc., ComVest ACPC Holdings, LLC and John B. Beach.*

(10.1)

Securities Purchase and Lock-Up Agreement, dated October 18, 2010, by and between Hanger Orthopedic Group, Inc. and John B. Breach and Schedule of Substantially Identical Securities Purchase and Lock-Up Agreements Omitted Pursuant to Instruction 2 to Item 601 of Regulation S-K.

(99.1)	Press Release relating to financial results for the fiscal quarter ended September 30, 2010 issued on October 18, 2010.^

(99.2)	Press Release relating to the Merger issued on October 18, 2010.^

*

The disclosure schedules and certain exhibits to the Agreement and Plan of Merger Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

^	Pursuant to General Instruction B.2 to Form 8-K, Hanger’s Press Releases are furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: October 19, 2010

EXHIBIT INDEX

Exhibit No.	Description

(2.1)	Agreement and Plan of Merger, dated October 18, 2010, by and among Hanger Orthopedic Group, Inc., Speed Acquisition Vehicle, Inc., ComVest ACPC Holdings, LLC and John B. Beach.*

(10.1)

Securities Purchase and Lock-Up Agreement, dated October 18, 2010, by and between Hanger Orthopedic Group, Inc. and John B. Breach and Schedule of Substantially Identical Securities Purchase and Lock-Up Agreements Omitted Pursuant to Instruction 2 to Item 601 of Regulation S-K.

(99.1)	Press Release relating to financial results for the fiscal quarter ended September 30, 2010 issued on October 18, 2010.^

(99.2)	Press Release relating to the Merger issued on October 18, 2010.^

*

The disclosure schedules and certain exhibits to the Agreement and Plan of Merger Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

^	Pursuant to General Instruction B.2 to Form 8-K, Hanger’s Press Releases are furnished and not filed.